Exhibit 5.1

August 3, 2020

AYRO, Inc.

900 E. Old Settlers Boulevard

Suite 100

Round Rock, TX 78664

Ladies and Gentlemen:

We have acted as counsel to AYRO, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) by the Company, which registers the resale by the holders thereof of 878,680 shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), comprised of (i) 36,236 shares of Common Stock (the “Pre-funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-funded Warrants”) the Company assumed in connection with the merger that occurred on May 28, 2020, pursuant to the Agreement and Plan of Merger, dated December 19, 2019 (the “Merger Agreement”), by and among the Company, ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and AYRO Operating Company, Inc., a Delaware corporation previously known as AYRO, Inc. (“AYRO Operating”), in which Merger Sub was merged with and into AYRO Operating, with AYRO Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”); (ii) 100,000 shares of Common Stock issuable upon exercise of warrants (the “Penny Warrants”) the Company issued to certain selling stockholders on May 28, 2020, in a private offering exempt from registration under the Securities Act, pursuant to a subscription agreement dated as of February 20, 2020; (iii) 8,130 shares of Common Stock (the “Non-Employee Director Grant Shares”) the Company issued, pursuant to a Change of Control Letter Agreement entered into in January 2020, to a non-employee director as consideration for his services to the Board of Directors of the Company prior to the Merger on May 28, 2020; (iv) 232,403 shares of Common Stock issuable upon exercise of warrants (the “Palladium Bridge Warrants”) originally issued to Palladium Capital Advisors, LLC (“Palladium”) as part of Palladium’s compensation for serving as the placement agent of AYRO Operating Company, Inc. in connection with two private placements and a bridge loan, each dated December 19, 2019, that were assumed in the Merger and that converted into the right to purchase shares of Common Stock in connection with the Merger and which have been transferred to Palladium Holdings, LLC (“Palladium Holdings”); (v) 126,000 shares of Common Stock issuable upon exercise of warrants (the “June Palladium Warrants”) the Company issued to Palladium Holdings as designee of Palladium as part of its tail fee in connection with an offering that closed on June 19, 2020; (vi) 147,368 shares of Common Stock issuable upon exercise of warrants (the “July Palladium Warrants”) the Company issued to Palladium Holdings as designee of Palladium as part of its compensation for serving as the Company’s financial advisor in connection with an offering that closed on July 8, 2020; (vii) 129,500 shares of Common Stock issuable upon exercise of warrants (the “July 23 Palladium Warrants” and, together with the Palladium Bridge Warrants, the June Palladium Warrants and the July Palladium Warrants, the “Palladium Warrants”) the Company issued to Palladium Holdings as designee of Palladium as part of its compensation for serving as the Company’s financial advisor in connection with an offering that closed on July 23, 2020; (viii) 27,273 shares of Common Stock issuable upon exercise of warrants (the “June Spartan Warrants”) the Company issued to designees of Spartan Capital Securities, LLC (“Spartan”) as part of its compensation for serving as a finder in connection with an offering that closed on June 19, 2020; and (ix) 71,770 shares of Common Stock issuable upon exercise of warrants (the “July Spartan Warrants” and, together with the June Spartan Warrants, the “Spartan Warrants”) the Company issued to designees of Spartan as part of its compensation for serving as the Company’s financial advisor in connection with an offering that closed on July 8, 2020. The Pre-funded Warrants, the Penny Warrants, the Palladium Warrants and the Spartan Warrants are collectively referred to herein as the “Warrants,” the shares underlying the Warrants are collectively referred to herein as the “Warrant Shares,” and the Warrants, Warrant Shares and Non-Employee Director Grant Shares are collectively referred to herein as the “Securities.”

Haynes and Boone, LLP

Attorneys and Counselors

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Phone: 212.659.7300

Fax: 212.918.8989

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof (“Company Charter Documents”); (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the specimen of the Common Stock certificate; (v) the Warrants and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded; (v) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (vi) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vii) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (viii) there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (ix) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Warrant Shares or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the Non-Employee Director Grant Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
HAYNES AND BOONE, LLP